EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into at Orlando, Florida, on the date hereinafter set forth, by and between ARMANDO ALONSO (hereinafter referred to as the "Employee"), and COUNTY LINE SELECT CARS, INC. (hereinafter referred to as the "Corporation").

     The parties hereto, intending to be legally bound, do hereby agree as follows:

     1. EMPLOYMENT

     1.1 Position and Duties. The Corporation does hereby employ the Employee and the Employee hereby accepts such employment as Senior Vice President and General Manager - Florida Division upon the terms and provisions set forth in this Agreement. The Employee shall perform all duties assigned to him by the Corporation, shall observe and comply with the Corporation's rules and regulations regarding the performance of his duties, and shall carry out and perform all orders, directions, and policies stated to him by the Corporation periodically, either orally or in writing. The Employee shall carry out the duties assigned to him in a trustworthy, businesslike, and loyal manner.

     1.2 Place of Employment. Unless the parties agree otherwise in writing, during the term of this Agreement, the Employee shall perform the services required by this Agreement at the Corporation's offices in Central Florida, provided, however, that the Corporation may, from time to time, require the Employee to travel temporarily in carrying out his duties.

     2. TERM. This Agreement shall commence as of the Effective Date specified in Section 10 herein and shall continue for three (3) years, unless sooner terminated as herein provided. This Agreement may be extended as mutually agreed upon by the parties hereto.

     3. COMPENSATION

     3.1 Amount of Compensation. The Corporation shall pay to the Employee a salary of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) per annum or such greater amounts as may be determined by the Board of Directors of the Corporation (the "Board") on an annual basis at the start of each year.

     3.2 Bonuses. The Corporation shall pay to the Employee a quarterly cash bonus, due within forty-five (45) days of the end of the calendar quarter, equal to Five Percent (5%) of the actual annual net income of the Corporation, before taxes (the "Actual Net Income"), for those locations for which the Employee has management responsibility up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) of Actual Net Income. In computing Actual Net Income, the Corporation will allocate its corporate overhead by employee headcount among its operating locations. For Actual Net Income in excess of that amount, the Employee will receive a stock option for the Common Stock of HOLIDAY RV SUPERSTORES, INC. ("Holiday RV"), the parent of the Corporation, based on a formula (pro rata rounded to the nearest $100) of Thirty Five Thousand (35,000) options for each FIVE HUNDRED THOUSAND DOLLARS ($500,000) of net pre-tax income over and above TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000). Such an option, if any, will be determined within ninety (90) days of the end of each fiscal year of Holiday RV and will be effective as of the first day of the current fiscal year, and will be in accordance with the existing Holiday RV 1999 Stock Compensation Program, and at the average closing price for Holiday RV Common Stock for the twenty (20) trading days preceding the end of Holiday RV's fiscal year. All determinations will be made by the Corporation in accordance with generally accepted accounting principles which are universally applied. In the event of the termination of this Agreement, the Employee will be entitled to a pro rata bonus based on actual results through the date of termination.

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     3.3  Reimbursements.  The Employee  shall be reimbursed by the  Corporation only for amounts actually expended by the Employee in the course of performing duties for the Corporation where:

          3.3.1   Authorization.   The  Employee  has  been  authorized  by  the
     Corporation to incur such expenses, or they are reasonably consistent with corporate practices or policies.

          3.3.2   Documentation.   The  Employee   tenders   receipts  or  other
     documentation substantiating the amounts as required by the Corporation.

     3.4 Fringe Benefits. The Corporation agrees that the Employee shall also be entitled to the fringe benefits authorized and adopted, from time to time, by the Board, including expense accounts, a profit sharing plan, the Employee and dependent medical insurance and an annual physical examination. In addition, the Corporation may furnish such other benefits to the Employee not specified herein as its Board shall determine, from time to time, within its discretion, to be in the best interest of the Corporation and the Employee and which are available to senior management of the Corporation.

     3.5 Special Signing Option Grant. Effective upon the execution of this Agreement, Holiday RV will grant to the Employee a Thirty Eight Thousand (38,000) share stock option (the "Option") at the closing price of Holiday RV's Common Stock on November 11, 1999. The Option will contain the terms provided for options in Holiday RV's 1999 Stock Compensation Program.

     4. COMPETITION. The Employee agrees that during the term of this Agreement he diligently shall devote his time and efforts to the duties and responsibilities assigned to him by the Corporation, and without prior express written authorization of the Board, the Employee shall not, directly or indirectly, either alone or in concert with others, during the term of this
Agreement:

     4.1 Other Services. Perform or render any services of a business, professional or commercial nature, relating to service or products similar to those of the Corporation, to or for the benefit of any other person or firm, whether for compensation or otherwise, except for personal investments and for other activities approved by the Corporation;

     4.2  Competition.   Engage  in  any  activity  directly  or  indirectly  in
competition with or adverse to the Corporation;

     4.3 Solicitation. Engage in any activity for purposes of influencing or attempting to influence the Corporation's customers, either directly or indirectly, to conduct business with any business enterprise in competition with the Corporation;

     4.4 Competing Enterprise. Undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Corporation in any field(s) or area(s) in which the Employee has worked or with which the Employee has come into contact, or of which the Employee has gained knowledge during the term of his employment under this Agreement; or

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     4.5 Other  Activities.  Engage in any other  business  activity  that would materially interfere with the performance of any of the Employee's obligations and duties under this Agreement.

     4.6 Incorporation by Reference. The non-competition provisions of the Stock Purchase Agreement dated November 11, 1999, to which the Employee is a party, are incorporated herein by this reference, and the Employee hereby ratifies and confirms his obligations thereunder, which will also apply to this Agreement.

     5. BUSINESS DISCLOSURES.

     5.1 Non-Disclosure. Except as required by law or applicable regulations, the Employee agrees that during the term of his employment with the Corporation he will not disclose, other than to an authorized employee, officer or director of the Corporation, any confidential information as to the Corporation including, without limitation, any confidential information relating to the Corporation's business, trade practices, trade secrets or "know-how", without the Corporation's prior express written consent, and that on the termination of his employment, for any reason, he shall not remove or retain without the Corporation's prior express written consent any figures, calculations, letters, papers, documents or copies thereof, or any other confidential information of any type or description as to the Corporation or its affairs.

     5.2 Use of Confidential Information. The Employee agrees that during the term of his employment he will not utilize, whether directly or indirectly, for his own benefit or for the benefit of any other person(s) or concern(s), any and all confidential information of the Corporation, including any and all information relating to the Corporation's business, trade practices or trade secrets or "know-how", without the prior express written consent of the Corporation.

     6. COMPENSATED LEAVE. The Employee shall be entitled to the sick leave and vacation time available to other members of Senior Management. Vacation time shall not be less than 3 weeks per year. All vacation time will be prorated on a monthly basis in the event of termination of the Employee's employment.

     7. OWNERSHIP OF INTANGIBLE PROPERTY. All processes, inventions, patents, copyrights, trademarks and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the term of the Employee's employment, whether or not conceived or developed during the Employee's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Corporation or that relate to the business of the Corporation or to the Corporation's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Corporation, shall be the sole property of the Corporation. The Employee shall disclose to the Corporation all such matters conceived during the term of employment, whether or not the property of the Corporation under the terms of the preceding sentence, provided that such disclosure shall be received by the Corporation in confidence. The Employee shall execute all documents, including patent applications and assignments, required by the Corporation to establish the Corporation's rights under this section.

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     8.  DISCLOSURE  OF  CONFIDENTIAL  INFORMATION.  In the course of employment under this Agreement, the Employee may have access to confidential information and trade secrets relating to the Corporation's business. Except as required in the course of employment by the Corporation, the Employee will not, without the Corporation's prior consent, for a period of three (3) years after termination of employment, directly or indirectly disclose to any third person any such confidential information or trade secrets.

     9. TERMINATION OF AGREEMENT

     9.1 Grounds. This Agreement shall terminate upon the occurrence of any of the following events:


          9.1.1 Expiration of Term. Upon expiration of the original term specified in Section 2 hereof.

          9.1.2 Mutual Agreement. Whenever the Corporation and the Employee mutually agree in writing to termination;

          9.1.3 Death. Upon the death of the Employee;

          9.1.4 Without Cause. Upon thirty (30) days prior written notice.

          9.1.5 For Cause. This Agreement may be terminated by the Board immediately for the following causes: the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, (other than traffic violations, family law, or similar offenses) or a final cease and desist order, or a material breach of any provision of this Agreement.

     9.2 Termination Statement. The Employee agrees that upon termination of his employment with the Corporation, for any cause or reason, he shall execute a Termination Statement and shall fully comply with all of the terms, conditions and representations contained therein.

     9.3 Disability; Termination. In the event that the Employee is unable to perform his assigned duties and responsibilities due to illness, physical or mental disability or any other reason, and such disability continues for a period of six (6) consecutive months after all available sick leave has been utilized, the Corporation may terminate this Agreement upon ten (10) days' written notice, subject to any disability payment provisions contained in this Agreement.

     10. SEVERANCE PAY. The Employee will receive the following severance pay (the "Severance Pay") in lieu of termination by notice:

     (a) During the first (1st) year of this Agreement, the Employee shall receive six (6) months of his current salary at the time of termination;

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     (b) During the second  (2nd) year of this  Agreement,  the  Employee  shall receive three (3) months of his current salary at the time of termination; and

     (c) During the third (3rd) year of this Agreement, the Employee shall receive one (1) month of his current salary at the time of termination.

     Severance Pay will be paid in equal monthly installments.

     Severance Pay will not be due to the Employee if the Corporation gives the Employee advanced notice of termination equal to the terms of Severance Pay set forth above. For example, if the Corporation gives the Employee six (6) months' prior written notice of termination without cause, then no Severance Pay would be due to the Employee during the first (1st) year of this Agreement. Severance Pay will be due to the Employee only if this Agreement is terminated in accordance with Section 9.1.4 hereof. The Employee hereby agrees that no other compensation will be due him except as specifically provided herein.

     11. MISCELLANEOUS

     11.1 Notices. Any notice required to be given pursuant to this Agreement shall be effective only if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses set forth on the signature page hereof, or at such other addresses as the parties may designate, from time to time, by written notice. Mailed notices shall be deemed received two (2) business days after the date of deposit in the mail.

     11.2 Remedies

          11.2.1 Equitable Remedies. The Employee acknowledges and agrees that in the event of any breach, violation or evasion of the terms, conditions and provisions of Sections 4 or 5 above, such breach, violation or evasion shall result in immediate and irreparable injury and harm to the
     Corporation and shall entitle the Corporation to injunctive relief and/or specific performance of this Agreement, as well as to all other legal or equitable remedies to which the Corporation may be entitled.

          11.2.2 Termination of Agreement. It is further agreed that in the event of such breach, the Corporation may forthwith terminate this Agreement, notwithstanding anything herein to the contrary.

     11.3 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.

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     11.4 Waiver.  No waiver of any right  hereunder  shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

     11.5 Assignment; Effect on Agreement. It is hereby acknowledged and agreed that the Employee's rights and obligations under this Agreement are personal in nature and shall not be assigned or delegated. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties subject, however, to the restrictions on assignment and delegation contained herein.

     11.6 Effective Date. The effective date of this Agreement will be the date of closing of the sale of the Corporation.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     11.8 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid, unless in writing and signed by both parties.

     11.9 Arbitration. Any dispute involving this agreement shall be resolved by arbitration before one (1) arbitrator in Orlando, Florida, in accordance with the rules of the American Arbitration Association.

                            (Signatures on next page)



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 11th day of November, 1999.

                              CORPORATION:

                              COUNTY LINE SELECT CARS, INC.


                              By:______________________________________
                                   Name:
                                   Title:

                              Address:

                              3040 N.W. Ginaesville Road
                              Ocala, Florida  34470



                              EMPLOYEE:


                              ----------------------------------------
                              ARMANDO ALONSO

                              Address: